EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sirona Dental Systems, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ulrich Michel, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 21, 2016	/s/ Ulrich Michel
	Name:	Ulrich Michel
	Title:	Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sirona Dental Systems, Inc. and will be retained by Sirona Dental Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.